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                                                                   EXHIBIT 10.11


                                  CONTRACT FOR
                                Services between
             W.W. Slaughter & Duke Energy Field Services Assets, LLC


         This contract (hereinafter "Contract") is by and between William W. Slaughter (hereinafter "Contractor") and Duke Energy Field Services Assets, LLC (hereinafter ("DEFS Assets"), a Delaware Limited Liability Company, a subsidiary of Duke Energy Field Services Corporation ("Parent Company").

W I T N E S S E T H:
-------------------

     That the parties herein, in consideration of the covenants and premises set forth in this Contract, agree as follows:

     1.  Purpose and Scope

         DEFS Assets hereby retains Contractor to perform consulting services with regard to DEFS Assets' interests and businesses and such other consulting services as may be mutually agreed in writing.

     2.  Term

         a. This Contract shall commence on April 1, 2000 and shall terminate on June 30, 2002, unless extended by written agreement of the parties.

         b. In the event of Contractor's inability to perform his obligations under this Contract to the satisfaction of DEFS Assets due to Contractor's extended illness or death, DEFS Assets may terminate this Contract upon giving thirty (30) days' written notice to Contractor or his legal representative.

         c. Should Contractor knowingly fail to follow the policies and practices of DEFS Assets in the performance of duties under this Contract, DEFS Assets shall provide Contractor with thirty (30) days' written notice of such failure. Upon receipt of such written notice under this paragraph 2.c., Contractor shall have thirty (30) days to cure such failure and provide DEFS Assets with written notification of such cure. If Contractor fails to provide DEFS Assets with such written notification within such thirty (30)-day period, or such written notification is not satisfactory to DEFS Assets, DEFS Assets shall have the right to terminate this Contract upon thirty (30) days' written notice to Contractor.

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     3.  Reporting

         Contractor shall report directly to J.W. Mogg or any other person of equal or greater responsibility designated by DEFS Assets.

     4.  Independent Contractor Status

         Contractor shall be an independent contractor and the remuneration paid hereunder shall not affect any employee or retirement benefits to which he may be entitled by virtue of his past employment by Parent Company subsidiary or affiliate.

     5.  Compensation

         a. DEFS Assets shall pay Contractor a retainer of Forty-Six Thousand Eight Hundred Sixty and No/100 Dollars ($46,860) per calendar quarter for each quarter, or any part thereof, in which this Contract is in effect.

         b. In exchange for the compensation specified in paragraph 5(a) of this Contract, Contractor shall perform services for DEFS Assets for as many as thirty (30) calendar days per calendar quarter. In the event contractor performs services on more than such 30 calendar days, DEFS Assets shall, upon receipt of an invoice as described in paragraph 7 of this Contract, compensate Contractor for such additional calendar days worked at the rate of $1,562.00 per day.

         c. Parent Company shall, upon completion of its IPO, compensate contractor in an amount equal to $360,000 through the issuance of options and/or restricted stock of the Parent Company.

     6.  Expense

         Upon receipt of proper documentation and subject to the prior approval of J.W. Mogg, DEFS Assets shall reimburse Contractor for any reasonable expenses incurred in connection with services performed under this Contract; provided, however, that such reasonable expenses shall not include the cost of commuting to and from home in order to perform work under this Contract. Contractor shall be reimbursed for car expense at the standard mileage rate set by the United States Internal Revenue Service. Contractor hereby warrants that he has the legally required insurance on any motor vehicle that he would use in the performance of duties under this Contract.


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     7.  Invoices

         Within a reasonable time after the last day of the calendar quarter, Contractor shall submit an invoice to DEFS Assets setting forth the number of calendar days worked in excess of 30 as described in paragraph 5.b of this agreement, the services performed, and eligible expenses incurred as defined in paragraph 6.

     8.  Prioritization of Work

         It is understood that Contractor is free to render consulting services to others so long as such activity does not conflict with the interest of DEFS Assets or any of its subsidiaries or affiliates. To the extent practicable, however, Contractor agrees to give first priority to the performance of services for DEFS Assets and Parent Company under the terms of this contract.

     9.  Confidentiality

         Contractor agrees to maintain the confidentiality of all confidential information received by Contractor in the performance of services under this Contract during the term of this Contract and for a period of five (5) years after the termination of this Contract and any extension thereof. Contractor further agrees to return to DEFS Assets any and all information received by Contractor in performing services under this Contract at the termination of this Contract or when requested to do so by DEFS Assets.

     10. Assignment

         None of the rights or obligations of this Contract may be assigned without the prior written consent of the assigning party.

         IN WITNESS WHEREOF, this AGREEMENT executed this 1st day of April, 2000.

                                         Duke Energy Field Services Assets, LLC

                                         By: /s/ J. W. Mogg
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                                             J.W. Mogg

                                         By: /s/ William W. Slaughter
                                            ------------------------------------
                                             William W. Slaughter, Contractor